                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Howmet International Inc. Amended and Restated 1997 Stock Awards Plan of our reports dated January 28, 1998, with respect to the financial statements of Howmet International Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP
                                               --------------------------
                                                        Ernst & Young LLP



April 15, 1998
Stamford, Connecticut



                                      17